                                                                 EXHIBIT 10.11.2

                             AMENDMENT NO. 3 TO THE
                            TRINITY INDUSTRIES, INC.
                         DEFERRED PLAN FOR DIRECTOR FEES

         Pursuant to the provisions of Article VII thereof, the Trinity Industries, Inc. Deferred Plan for Director Fees (the "Plan") is hereby amended effective as of April 1, 2003 in the following respect only:

         FIRST: The second paragraph of Article II of the Plan is amended by restatement in its entirety to read as follows:

         In lieu of having the Account credited with an interest equivalent as provided in the preceding paragraph, a Director may elect to have the deferred portion of his or her Annual Fee treated as if invested in units of Common Stock of the Company ("Stock Units"). Stock Units will be deemed to be acquired on the first day of each quarter for the deferred portion of the Annual Fee credited to the Account in the prior quarter. Dividend equivalents in the form of additional Stock Units will be credited to the Account as of the date of payment of cash dividends on the Company's Common Stock. A Stock Unit shall be deemed to be equal in value to a share of Common Stock of the Company at the closing price of the Company's Common Stock on the New York Stock Exchange on the first date of particular determination, or if the date of determination is not a trading day on the New York Stock Exchange, on the next succeeding trading day. In case of a split or other subdivision of the Company's Common Stock, Stock Units will be similarly deemed to be split or subdivided. At each Adjustment Date, a Participant's Account that has been credited with Stock Units shall be valued on the basis of shares of the Company's Common Stock at that date, taking into account any increase or decrease in the market value of the Company's Common Stock.

         IN WITNESS WHEREOF, this Amendment has been executed this 1st day of April, 2003.

                                           TRINITY INDUSTRIES, INC.



                                           By /s/ M.G. Fortado
                                              ----------------------
                                              Title:  Vice President